Exhibit 10(ccc)

           AMENDMENT NO. 6 TO REDUCING REVOLVING LOAN AGREEMENT


          This Amendment No. 6 to Reducing Revolving Loan Agreement (this Amendment ) dated as of April 2, 1997 is entered into with reference to the Reducing Revolving Loan Agreement dated as of December 21, 1994 among Victoria Partners, a Nevada general partnership ( Borrower ), the Banks referred to therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent, as amended by Amendment No. 1 to Reducing Revolving Loan Agreement dated as of January 31, 1995, Amendment No. 2 to Reducing Revolving Loan Agreement dated as of June 30, 1995, Amendment No. 3 to Reducing Revolving Loan Agreement dated as of July 28, 1995, Amendment No. 4 to Reducing Revolving Loan Agreement dated as of October 16, 1995 and Amendment No. 5 to Reducing Revolving Loan Agreement dated as of August 1, 1996 (the Loan Agreement ). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrower, the Administrative Agent and the Banks agree as follows:

          1. Amendments to Section 1.1 - Amended Definitions. The definitions of "Applicable Alternate Base Rate Margin," "Applicable Commitment Fee Rate," "Applicable Eurodollar Rate
Margin," "Applicable Pricing Level,"  Commitment,   Maturity
Date and Swing Line Bank set forth in Section 1.1 of the Loan Agreement are amended to read in full as follows:

               "Applicable Alternate Base Rate Margin means , for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Applicable
     Pricing Level for that Pricing Period:

            Applicable
          Pricing Level          Margin

               I                   0
               II                  0
               III                 0
               IV                  0
               V                  25.00
               VI                 50.00


               "Applicable Commitment Fee Rate  means, for each
     Pricing Period, the rate set forth below (expressed in basis points) opposite the Applicable Pricing Level for that Pricing Period:

            Applicable
          Pricing Level          Commitment Fee

               I                   25.00
               II                  25.00
               III                 30.00
               IV                  37.50
               V                   37.50
               VI                  50.00


               "Applicable Eurodollar Rate Margin means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Applicable
     Pricing Level for that Pricing Period:

            Applicable
          Pricing Level            Margin

               I                   62.50
               II                  75.00
               III                 100.00
               IV                  125.00
               V                   150.00
               VI                  175.00

               "Applicable Pricing Level" means, for each Pricing
     Period, the pricing level set forth below opposite the pricing criteria achieved by Borrower as of the first day of that Pricing Period:


            Applicable               Annualized Funded
          Pricing Level            Debt Ratio

               I              Less than 1.25 to 1.00

               II             Equal to or greater than 1.25 to
                              1.00 but less than 1.50 to 1.00

               III            Equal to or greater than 1.50 to
                              1.00 but less than 1.75 to 1.00

               IV             Equal to or greater than 1.75 to
                              1.00 but less than 2.00 to 1.00

               V              Equal to or greater than 2.00 to
                              1.00 but less than 2.25 to 1.00

               VI             Equal to or greater than 2.25 to
                              1.00

                Commitment means $200,000,000, minus the amount of any reductions thereto made pursuant to Sections 2.4 and 2.5, provided, that the amount of the Commitment may be increased in the manner contemplated by Section 2.10. The respective Pro Rata Shares of the Banks as of the effective date of Amendment No. 6 to this Agreement are set forth in
     Schedule 1.1.

                Maturity Date means the date that is five years after the effective date of Amendment No. 6 to this Agreement, but not later than June 30, 2002, or such later anniversary thereof as may be established pursuant to
     Section 2.11.

                Swing Line Bank  means Bank of America National
     Trust and Savings Association, acting through its Nevada
     Corporate Banking Division.

The definition of the term Disposition contained in Section 1.1 of the Loan Agreement is hereby amended further by deleting the word "and" appearing immediately prior to clause (d), by inserting the word "and" at the end of clause (d), and by adding a new clause (e) therein as follows:

          "(e) the exchange pursuant to the Loan Documents of certain real property within the Project Site consisting of surface parking lots for other property contiguous with the Project Site suitable for use as parking for the Project."

          2.   Amendment to Schedule 1.1.  Schedule 1.1 of the
Loan Agreement is hereby amended to read in full as set forth on Attachment "A" to this Amendment.

          3.   Section 2.5 - Scheduled Reductions of the
Commitment. Section 2.5 of the Loan Agreement is amended to read in full as follows:

           2.5 Scheduled Mandatory Reductions of Commitment. The Commitment shall automatically and permanently reduce on September 30, 1997, and on the last day of each subsequent Fiscal Quarter through the Maturity Date (each such date a "Reduction Date") by the "Reduction Amount (as defined below). The Reduction Amount shall be determined on September 30, 1997, to be the amount, rounded upwards to the nearest integral multiple of $100,000, which is equal to
     (a) the difference between the then effective Commitment minus $100,000,000, divided by (b) the then remaining number of Reduction Dates. As of the date of any increase in the Commitment pursuant to Section 2.10 or any extension to the Maturity Date pursuant to Section 2.11, the Reduction Amount for each subsequent Reduction Date will be adjusted to reflect such increase or extension in accordance with the same formula.

          4. Deletion of Provision for Other Mandatory Reductions of Commitment. Section 2.6 of the Loan Agreement (which formerly required automatic and permanent reductions of the Commitment by the amount of quarterly Available Cash Flow and, until the Cut-Off Date, required reductions concurrently with the making of, and in the amount of, each Permitted Profit Distribution) is hereby deleted.

          5.   Addition of Increase of Commitment Provision.  The
Loan Agreement is hereby amended by adding a new Section 2.10 to read in full as follows:


          "2.10.    Optional Increase of Commitment.

          (a)  Borrower may, by written notice to the
     Administrative Agent and the Banks, request one or more increases in the principal amount of the then effective Commitment to finance expansions to or enhancements of the Project, provided that the aggregate amount of such increases shall not exceed $50,000,000. Any such request shall be submitted to the Banks in writing through the Administrative Agent not later than 60 days prior to the proposed effective date thereof, shall specify the proposed increase and effective date, and shall be accompanied by a description of the proposed expansion or enhancement of the Project and a Certificate of a Responsible Official, signed by a Senior Officer of Borrower, to the effect that each of the representations and warranties set forth in Article 4 (other than those which expressly relate to a prior date) are true and correct as of the date of the Certificate and that no Default or Event of Default has then occurred and remains continuing.

          (b) Provided that no Default or Event of Default exists, no Bank shall have any right to object to any such increase in the Commitment, provided that no Bank shall be required to increase the amount of its Pro Rata Share without its express written consent (which may be granted or withheld in its sole and absolute discretion). Each Bank shall notify the Administrative Agent within 30 days of its receipt of Borrower s request whether it desires to increase its Pro Rata Share, ratably with the other participating
     Banks, to effect such increase.   Any Bank not responding
     within this period will be deemed to have refused to
     increase its Pro Rata Share.   If one or more Banks
     determine that they will not increase their Pro Rata Share, such Banks will not be released from their existing Pro Rata Shares and the remaining principal amount requested by Borrower may be assumed by one or more willing Banks or Eligible Assignees.

          (c) The Administrative Agent may (and upon the request of the Requisite Banks shall) condition the effectiveness of any increase in the amount of the Commitment upon (i) the execution by each Eligible Assignee of an agreement of joinder to this Agreement in form and substance satisfactory to the Administrative Agent, (ii) the execution by all other parties to the Loan Documents of such amendments to the Loan Documents as the Administrative Agent may require, and (iii) provision by Borrower of such other assurances as the Administrative Agent may reasonably require, including endorsements to title insurance policies, legal opinions and the like.

          (d) Promptly following the effective date of any increase, the Administrative Agent shall prepare and circulate to Borrower and the Banks a revised Schedule 1.1 reflecting such increased Commitment and the revised Pro Rata Shares of the Banks.

               (e)  Notwithstanding the provisions of Section
          11.2, any increase of the Commitment contemplated by this Section shall not require the unanimous consent of the Banks."

          6.   Option To Extend Maturity Date.  The Loan
          Agreement is hereby amended by adding a new Section 2.11 as follows:

          "2.11     Extension of Maturity Date.

          (a) At any time after the first anniversary of the effective date of Amendment No. 6 to this Agreement, and provided that no Default or Event of Default then exists, Borrower may, by written request delivered to the Administrative Agent, on one or more occasions request one year extensions of the Maturity Date. Each such request shall be accompanied by a Certificate of a Responsible Official, signed by a Senior Officer of Borrower to the effect that each of the representations and warranties set forth in Article 4 (other than those which expressly relate to a prior date) are true and correct as of the date of the Certificate and that no Default or Event of Default has then occurred and remains continuing.

          (b) The Administrative Agent shall promptly forward each request for extension, and any accompanying materials, to the Banks. Each Bank, in its sole and absolute discretion, shall determine whether to grant the request for extension. Borrower at its option may offer to pay an extension fee to each Bank which consents to such extension, but if such a fee is offered, it shall be a fee offered ratably to each consenting Bank in accordance with the Bank's Pro Rata Share. The Banks agree to use their best efforts to respond to each request for extension within thirty Banking Days after receipt of such request for extension; failure to respond shall in no event be deemed to be a consent to the extension.

          (c) If, and only if, all of the Banks notify the Administrative Agent in writing that they consent to the requested extension, the Maturity Date shall (subject to payment of any agreed-upon extension fee) automatically be extended for one year. The Administrative Agent shall notify Borrower and the Banks in writing of each such extension."

          7.   Section 6.5 - Distributions.  Section 6.5 of the
Loan Agreement is amended to read in full as follows:

           6.5 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

               (a) Distributions by any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower; and

               (b) when no Default or Event of Default exists or would result therefrom, Permitted Tax Distributions;
          and

               (c) when no Default or Event of Default exists or would result therefrom, Permitted Profit Distributions, provided that the aggregate amount of Permitted Profit Distributions shall not, as of the date of any payment thereof, exceed 100% of Available Cash Flow for the four (4) most recent fiscal quarters, excluding any fiscal quarters ended on or prior to December 31, 1996, for which Borrower has delivered financial statements to the Administrative Agent in accordance with Section 7.1(b).

     provided, however, that this Section shall not apply to prohibit a Distribution to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Distribution and
     (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

          Section 6.13 - Capital Expenditures. Section 6.13 of the Loan Agreement is amended to read in full as follows:

           6.13 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure:

               (a)  which improves Property other than the Real
          Property or the Project at any time; or


               (b)  without the prior approval of Requisite
          Banks, if such Capital Expenditure involves, or may reasonably be expected to involve, an amount in excess of $25,000,000.

          8. The Completion Guaranty. The Banks acknowledge and agree that the Project has been completed, that all obligations of the Completion Guarantor under the Completion
Guaranty have been satisfied, and that the Completion Guaranty is terminated.

          9.   Parking Lot Exchange.   The Banks hereby consent
in advance to the proposed exchange of certain real property within the Project Site consisting of not more than 12 acres of surface parking lots for other property of equal or greater acreage contiguous with the Project Site upon satisfaction of the following conditions:

          (i) the boundaries of the real property transferred and the real property received by Borrower shall be roughly congruent to the properties described as such on Exhibit A hereto;

          (ii) concurrently with the exchange, a Senior Officer of Borrower shall certify to the Administrative Agent that
     (i) to the best of Borrower's knowledge, the value of the real property received is equal to or greater than the value of the real property transferred, and (ii) no event or circumstance has occurred since the date of the Phase I/II environmental report delivered to the Banks on the Closing Date pursuant to Section 8.1(a)(11) of the Loan Agreement) which would cause that report to be inaccurate in any respect that is materially adverse to the interests of the Banks;

          (iii) Borrower shall have executed and delivered to the Administrative Agent an amendment to the Deed of Trust which results in the Deed of Trust being a first priority Lien on such Property, subject only to such Permitted Encumbrances, Rights of Others and other matters as are acceptable to the Administrative Agent (who shall provide a written summary of the same to the Banks prior to the effectiveness of any such exchange);

          (iv) Borrower shall have obtained endorsements to the lenders title insurance policy relating to the Deed of Trust assuring the Banks that Borrower is the owner of such Property, that the Lien of the Deed of Trust is of first priority (subject only to the matters described in clause
     (iii), above), and providing such other assurances as the Administrative Agent may request;

          (v) The Administrative Agent shall have provided copies of the certificate referred to above, the proposed amendment to the Deed of Trust, and title insurance arrangements to the Banks, and the Majority Banks shall not have objected to the same;

          (vi) Borrower shall have paid all costs associated with such transaction; and

          (vii) All other matters relating to such exchange shall be reasonably acceptable to the Administrative Agent and its counsel.

          Upon the satisfaction of the foregoing, the Administrative Agent may deliver a partial release of the Deed of Trust releasing the Property to be transferred by Borrower, notwithstanding Section 11.2.

          10. Deliveries. Concurrently with its execution of this Amendment, Borrower shall provide the Administrative Agent with the following, each of which shall be in form and substance acceptable to the Administrative Agent, at Borrower s sole cost and expense:

               (a) Counterparts of this Amendment executed by all parties hereto;

               (b) An amendment to the Deed of Trust in a form suitable for recordation in the official records of Clark County, Nevada, memorializing the amendments to the Loan Agreement contained herein and in previous amendments to the Loan Agreement;

               (c) Such assurances as the Administrative Agent may require concerning the authority of Borrower and its officers to enter into this Amendment;

               (d)  Such other assurances, certificates,
     documents, consents or opinions as the Administrative Agent reasonably may require; and

               (e) Payment of the reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Amendment which are invoiced to Borrower prior to the date hereof.


          11. Conditions Precedent. This Amendment shall be effective on the date that the Administrative Agent notifies the Banks that all of the following conditions precedent have been satisfied:

               (a) Each of the items referred to in Section 10 hereof shall have been delivered to the Administrative
     Agent;

               (b) The Administrative Agent shall have received an endorsement to the policy of title insurance held by the Administrative Agent with respect to the Deed of Trust which is reasonably acceptable to the Administrative Agent, and at Borrower s sole expense;

               (c) The Administrative Agent shall have received evidence that Borrower s EBITDA for a three consecutive calendar month period during 1997 was not less than $18,000,000, which evidence shall consist of (i) certified copies of Borrower s financial statements for the first two months of that period, and (ii) the month-end managerial statement for the third month of that period executed by a Senior Officer of Borrower;

               (d)  The representations and warranties of
     Borrower contained in Article 4 of the Loan Agreement (other than those which expressly relate to a prior date) shall be true and correct;

               (e) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan
     Documents and no Default or Event of Default shall have occurred and be continuing;

               (f) Borrower shall have paid the Administrative Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share of the Commitment, an amendment fee in an amount equal to the product of (i) 12.50 basis points and (ii) the then applicable Commitment. This fee shall not be refundable under any circumstances; and

               (g) Borrower shall have delivered such other assurances with respect to the foregoing as the Administrative Agent may reasonably request.

          12. Representation and Warranty. Borrower represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing, and that Borrower continues to be in compliance with Section 5.10 of the Loan Agreement (concerning Hazardous Materials Law).


          13. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Banks have executed this Amendment as of the date first written above by their duly authorized representatives.

                            Borrower

                           VICTORIA PARTNERS, a Nevada general
                           partnership

                           By:     Gold Strike L.V., managing
                           general partner

                           By:     Last Chance Investment
                           Incorporated, general partner

                           By:
                              William A. Richardson
                              President


                           By:     MRGS Corp., a Nevada corporation,
                                   general partner

                           By:  Daniel R. Lee
                              Daniel R. Lee, Chief Financial
                              Officer and Treasurer

                            Administrative Agent

                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent


                           By:  Patrick Carroll
                                Patrick Carroll, Vice President

                           By:  Jancie Hammond
                                Janice Hammond, Vice President

 Banks

                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as a Bank and as
                           Swing Line Bank


                           By:  Jon Varnell
                                Jon Varnell, Managing Director


                           THE LONG-TERM CREDIT BANK OF JAPAN,
                           LTD., LOS ANGELES AGENCY, as Co-Agent
                           and a Bank


                           By:    Koh Takemoto

                           Title: Joint General Manager


                           SOCIETE GENERALE, as Co-Agent and a
                           Bank


                           By:    Donald L. Schubert

                           Title: Vice President


                           FIRST SECURITY BANK, N.A., as a Bank


                           By:    David P. Williams

                           Title: Vice President



                           BANK OF SCOTLAND, as a Bank


                           By:    Annie Chin Tat

                           Title: Assistant Vice President



                           PNC BANK, NATIONAL ASSOCIATION
                           (successor by merger to MIDLANTIC
                           BANK, N.A.), as a Bank


                           By:    Denise D. Killen

                           Title: Vice President



                           U.S. BANK OF OREGON, as a Bank


                           By:    Dale Parshell

                           Title: Assistant Vice President



                           CREDIT LYONNAIS LOS ANGELES BRANCH,
                           as a Bank


                           By:     Thierry Vincent

                           Title:  Vice President/Manager


                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                           as a Bank


                           By:

                           Title:


                           BANKERS TRUST COMPANY, as a Bank


                           By:    Patricia Hogan

                           Title: Vice President



                           CIBC INC., as a Bank


                           By:    Paul J. Chakmak

                           Title: Managing Director
                                 CIBC Wood Gundy Securities
                                 Corp., AS AGENT